                                                               Exhibit 10.6

                                   Grupo Sitt
                               Paseo De Las Palmas
                               No. 735, Desp. 206
                               11000 Mexico, D.F.



                             C-O-N-F-I-D-E-N-T-I-A-L



                                          May 1, 1993


Mr. Brown F. Williams
President
Princeton Electronic Billboard, Inc.
27 Honey Brook Drive
Princeton, New Jersey  08540

      Re: Proposed Mexican Venture to Exploit New Television Advertising Technology

Dear Mr. Williams:

      This letter will confirm the intention of Grupo Sitt, an association consisting of Eduardo Sitt, Roberto Sonabend and other Mexican individuals and entities (all of whom are collectively referred to as "Grupo Sitt"), to organize a Mexican corporation, i.e., a sociedad anonima de capital variable (the "Corporacion"), to be capitalized, managed and operated by Grupo Sitt and to be jointly owned by Grupo Sitt and Princeton Electronic Billboard, Inc. ("PEB"), pursuant to the following terms and conditions:

I     Purpose of Venture - Description of Invention and Technology

      1. PEB is the owner and sole proprietor of an invention which is called the Electronic Billboard (the "Invention") which replaces live television images with inserted material in a manner which causes the insertion to appear as though it was part of the original image. PEB is the licensee of certain technology described below which is being developed by the Sarnoff Laboratories of Princeton, New Jersey ("Sarnoff") in order to, among other things, implement and exploit the Invention (the "Technology"). The license which Sarnoff has granted to PEB (the "Master License") encompasses the exclusive, worldwide right to exploit the Technology with respect to all forms of television advertising and all televised sports applications including pay- per-view telecasts, but
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Mr. Brown F. Williams
May 1, 1993
excluding so-called point-to-point private network telecasts.

      2. The Corporacion shall be the vehicle which shall hold all proprietary rights required for the commercial exploitation of the Technology pursuant to the Master License in the territory consisting of Mexico, Central America and South America (the "Territory"). Such commercial exploitation shall encompass the generation of income of every nature and description from every commercially viable use of the Master License (other than the manufacture of the Technology), including, but not limited to (a) the sale, leasing, licensing or other conveyance of rights to others to use the Master License and the Technology in the Territory; (b) the use of the Master License and the Technology by the Corporacion within the Territory; and (c) the implementation, operation, support and/or maintenance of the Master License and the Technology by the Corporacion for, or on behalf of, others who have received rights to use or otherwise exploit the Master License and the Technology in the Territory from the Corporacion. Anything herein contained to the contrary notwithstanding, Grupo Sitt acknowledges and understands that no proprietary ownership interest in all or any part of the Technology shall be conveyed to the Corporacion.

      3. The term "Technology" as used herein, means all that certain computer hardware and operating system software, firmware and/or applications software developed by PEB and/or Sarnoff for PEB which, when operated as an integrated system (the "System"), performs the real time insertion of "billboard-style" advertising and/or live programing into a live television signal simultaneously with the transmission of such signal to the television consumer public in a manner that does not interfere with the television program being transmitted (the "Task"), together with all of the documentation pertaining thereto.

II    Organization and Start-Up of Corporacion: Business Operations

      1. Grupo Sitt will cause the Corporacion to be organized under such name as may be mutually acceptable to Grupo Sitt and PEB (who are hereinafter jointly referred to as the "Parties").

      2. Grupo Sitt (or the individuals who are members of Grupo Sitt) initially shall be the owner of one-third of the issued and outstanding capital shares of the Corporacion, and PEB initially shall be the owner of the remaining two-thirds thereof. PEB and Grupo Sitt shall each pay to the Corporacion nominal sums in proportional amounts in consideration for the issuance of such shares. In addition, Grupo Sitt, but not PEB, shall be obligated
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Mr. Brown F. Williams
May 1, 1993
to make such loans or additional contributions to the capital of the Corporacion as shall be necessary to acquire the Technology from PEB, and thereafter commercially exploit same in accordance with the hereinbelow described business plan to be jointly approved by the Parties.

      3. The Parties recognize that the board of directors (el consejo de administracion) of Mexican corporations do not enjoy the same degree of sweeping powers that are conferred upon the boards of US corporations, and that many of such powers are reserved to the shareholders of a Mexican corporation acting in assembly (la asemblea de accionistas). The consejo de administracion shall be comprised of five members. Until such time as Grupo exercises the option hereinbelow described, two members of the consejo shall be designees of Grupo Sitt, and three members thereof shall be designees of PEB. The consejo shall elect such officers and cause the Corporacion to hire such executives and other employees as they shall deem necessary and appropriate to conduct the business of the Corporacion.

      4. It is the intention of the Parties that Grupo Sitt, through executives and employees of the Corporacion who will be appointed or hired at its direction, shall manage the day-to-day corporate and business affairs of the Corporacion, and that, notwithstanding the uneven split in the Parties' respective ownership interests in the Corporacion, they shall share all of the Corporacion's net earnings (utilidad neta) equally.

      5. Organizational Expenses. Grupo Sitt shall be solely responsible for all of the legal, accounting and other costs which shall be incurred with respect to the organization of the Corporacion and the start-up of its business operations.

III   Business Plan - Acquisition of Technology - Implementation

      1. Grupo Sitt (with PEB's input and assistance) will develop a business plan (the "Business Plan") which will provide for the implementation of the business to be conducted by the Corporacion through exploitation of the Technology in Mexico first, and then in such other country or countries located elsewhere in the Territory as Grupo Sitt may determine.

      2. In preparation for the implementation of the Business Plan, the Corporacion shall acquire from PEB (or Grupo Sitt shall acquire from PEB and thereafter assign to the Corporacion) an irrevocable, perpetual license (the "License") conferring upon the licensee the exclusive right to commercially exploit the Invention through the License and the Technology in the Territory
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Mr. Brown F. Williams
May 1, 1993
in the manner set forth in paragraph I.1 hereof. The fee payable by the licensee (all of which shall be paid by Grupo Sitt and/or provided to the Corporacion by Grupo Sitt as additional capital contributions) shall be US$2,000,000, payable as follows:

            a. $500,000 (the "Deposit") shall be paid to Ohrenstein & Brown, Esqs. (the "Escrow Agent"), as escrowees who shall hold and dispose of same as follows:

                  (i) The Escrow Agent shall place the Deposit into an interest bearing account. Said Deposit and all interest which shall be earned thereon shall be paid to:

                        (1) PEB at such time as the Escrow Agent shall (x) receive written certification from Sarnoff confirming that a fully operational System has been completely "bench" assembled which completely performs the Task in accordance with the specifications annexed hereto which were developed by ABC or by PEB in cooperation with ABC (the "Specifications") when applied to a live television signal; and (y) witness a successful demonstration of the System performing the Task on a live television signal. It is anticipated by PEB that such demonstration and confirmation should be forthcoming in or about May, 1993.

                        (2) Grupo Sitt in the event that the conditions set forth in subparagraph (1) hereof shall not have been satisfied on or before October 31, 1993, in which event, Grupo Sitt may elect to terminate this agreement by delivery of written notice to PEB stating that it has so elected.

            b. $1,500,000 (the "Balance") shall be paid to PEB not later than 21 days after the date upon which Grupo Sitt (x) observes a successful demonstration of the System embodied in a prototype work station performing the Task in accordance with the Specifications when applied to a live television signal; and (y) receives written certification from PEB that such work station is the prototype of a series of substantially identical, fully functional, portable work stations that PEB shall then be making available to all other parties who shall acquire, by license or otherwise, rights to exploit the Technology in other territories (the "Work Station"). It is anticipated by PEB that such demonstration and confirmation should be forthcoming in or about August, 1993. In the event that PEB shall not satisfy the conditions set forth in clauses (x) and (y) of the first sentence of this paragraph II 2 b on or before December 31, 1993, Grupo Sitt may elect to terminate this agreement by delivery of written notice to PEB stating that it has so elected. In such event, PEB shall, within five business days after receipt of such notice, refund the
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Mr. Brown F. Williams
May 1, 1993

Deposit to the Escrow Agent, and upon the Escrow Agent's receipt thereof, this Agreement shall be deemed to have been automatically terminated.

      3. PEB shall provide to the technical personnel employed by the Corporacion to operate, repair, maintain and support the System and the Technology the technological and business know-how and training required to perform such tasks.

      4. Grupo Sitt shall provide to the Corporacion its collective knowledge and experience regarding the conduct of business in Mexico and compliance with the rules and regulations of the Mexican governmental authorities who will have jurisdiction over the Corporacion and its business activities.

      5. After PEB shall have produced (or shall have caused to be produced) and shall have delivered three Work Stations to one or more other parties who shall acquire, by license or otherwise, rights to exploit the Technology in other territories, the fourth Work Station so produced shall be delivered by PEB to the Corporacion. PEB shall make additional products, including Work Stations, available to the Corporacion, as and when the same may become available, and subject to such reasonable prioritization of distribution as PEB may employ based upon the inherent differences in the various television markets located throughout the world, in such quantities as the Corporacion shall require, and at such times when they shall be required, pursuant to terms and conditions which are no less favorable than those under which PEB shall be applying to its best customers for such Work Stations.

      6. As and when PEB commences distribution of enhanced versions of the System, the Work Stations and/or and components of either, PEB shall make the same available to the Corporacion on the same terms set forth in paragraph III 5 hereof.

      7. In the event that (a) the rights conferred by Sarnoff to PEB under the Master License shall be expanded to encompass means of exploiting the Technology other than those described in paragraph I 1 hereof ("Additional Rights"); or (b) Additional Rights shall be granted by Sarnoff to PEB pursuant to one or more separate licenses or other agreements pertaining to exploitation of the Technology, the License shall be deemed to have been automatically modified in such manner as shall be necessary to confer such Additional Rights of exploitation of the Technology in the Territory to the Corporacion at no additional cost.
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Mr. Brown F. Williams
May 1, 1993

IV    Option to Purchase Majority Interest.

      1. PEB shall confer upon Grupo Sitt an option (the "Option") to purchase from PEB a block of shares of the capital stock of the Corporacion held by PEB equal to 17-2/3% of the total amount thereof then issued and outstanding (the "Block"). Such Option shall be exercisable only with respect to the whole Block during the three year period commencing on the date of payment of the Balance at an aggregate exercise price of US$6,000,000.

V     PEB's Warranties and Representations

      1. PEB warrants and represents to Grupo Sitt as follows:

            a. PEB is the sole owner of all right, title and proprietary interest in and with respect to the Invention, and is the exclusive worldwide licensee of the Technology with respect to all forms of television advertising and all televised sports applications including pay-per-view telecasts, but excluding so-called point-to-point private network telecasts.

            b. PEB has applied for issuance of a US patent covering the Invention (or so much thereof as may be patented under applicable law), and PEB is unaware of any state of facts which would warrant the denial of such application.

            c. PEB will undertake to apply for, or it shall authorize the Corporacion to apply in its behalf for, letters patent covering the Invention (and all enhancements thereof) in every country located within the Territory which will not, pursuant to an applicable convention, automatically recognize the validity and enforceability of the US patent to be issued to PEB, provided, however, that PEB shall only be obligated to bear the full cost of such applications in Mexico and four other countries located within the Territory.

VI    Miscellaneous.

      1. It is understood that, Grupo Sitt has not engaged any financial advisor or broker who would be due a transaction fee in connection with the consummation or implementation of the transactions contemplated by this letter; and that PEB has not engaged any financial advisor or broker, other than Steven D. Dreyer and Marc E. Jaffe, who would be due a transaction fee in connection with the consummation or implementation of the transactions contemplated by this letter. PEB acknowledges that the
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Mr. Brown F. Williams
May 1, 1993
payment of such fees to Messrs. Dreyer and Jaffe is the sole obligation of PEB.

      2. The Parties agree to execute such other agreements and instruments as may be required under the applicable laws of Mexico to implement the provisions of this agreement. Both Parties understand that the terms and conditions of such other agreements and instruments shall embody the matters set forth herein and such other matters as they, upon advice of counsel, shall deem necessary and appropriate.

      If the terms of this proposal are acceptable to PEB, kindly acknowledge such acceptance by signing the duplicate copy of this letter and returning it the undersigned at your earliest convenience.

                                        Very truly yours,

                                        Grupo Sitt

                                        By:       /s/Eduardo Sitt
                                            -------------------------------
                                                  Eduardo Sitt

Accepted on May 12, 1993:

Princeton Electronic Billboard, Inc.


By:  /s/Brown F. Williams
    -------------------------------
     Brown F. Williams, President


The undersigned, in its capacity as the escrow agent identified in the foregoing agreement, hereby agrees to comply with the provisions thereof pertaining to the escrow and distribution of the Deposit described therein.


                                        Ohrenstein & Brown, Esqs.

                                                  /s/Steven D. Dreyer
                                        By:    -------------------------------
                                                  Steven D. Dreyer

                                   Grupo Sitt
                               Paseo De Las Palmas
                               No. 735, Desp. 206
                               11000 Mexico, D.F.


                                        June 25, 1993


Mr. Brown F. Williams
President
Princeton Electronic Billboard, Inc.
27 Honey Brook Drive
Princeton, New Jersey  08540

      Re:   Mexican Venture to Exploit New Television Advertising Technology

Dear Brown:

      Reference is made to the letter agreement dated May 1, 1993 which was executed by me acting on behalf of Grupo Sitt(1) and by you acting on behalf of Princeton Electronic Billboard, Inc. (the "Agreement").

      When signed by you at the foot of the enclosed copy of this letter, the Agreement shall be modified to the extent hereinbelow provided.

      1. Paragraph 3 of Section II of the Agreement is hereby deemed to have been deleted and replaced in its entirety with the following:

            3. The Parties recognize that the board of directors (el consejo de administracion) of Mexican corporations do not enjoy the same degree of sweeping powers that are conferred upon the boards of US corporations, and that many of such powers are reserved to the shareholders of a Mexican corporation acting in assembly (la asemblea de accionistas). The consejo de administracion shall be comprised of six members. Three members of the consejo shall be designees of Grupo Sitt, and three members thereof shall be designees of PEB. The consejo shall elect such officers and cause the Corpora-

--------------
      (1) Unless otherwise indicated, all capitalized terms used throughout this letter shall have the meanings ascribed to them in the Agreement.

Mr. Brown F. Williams
June 25, 1993
      cion to hire such executives and other employees as they shall deem necessary and appropriate to conduct the business of the Corporacion.

      2. Paragraph 2 of Section III of the Agreement is hereby deemed to have been deleted and replaced in its entirety with the following:

            2. In preparation for the implementation of the Business Plan, the Corporacion shall acquire from PEB (or Grupo Sitt shall acquire from PEB and thereafter assign to the Corporacion) an irrevocable, perpetual license (the "License") conferring upon the licensee the exclusive right to commercially exploit the Invention through the License and the Technology in the Territory in the manner set forth in paragraph I.1 of the Agreement. The fee payable by the licensee (all of which shall be paid by Grupo Sitt and/or provided to the Corporacion by Grupo Sitt as additional capital contributions) shall be US$2,000,000, payable as follows:

                  a. Not later than July 2, 1993, Grupo Sitt shall cause $500,000 (the "Deposit") to be paid to Ohrenstein & Brown, Esqs. (the "Escrow Agent"), as escrowees who shall hold and dispose of same as follows:

                        (i) On July 2, 1993, the Escrow Agent shall deliver to PEB one half of the Deposit, i.e., $250,000, by check subject to collection upon its Special Account, or by wire transfer to an account to be designated by PEB not later than June 30, 1993. Said $250,000 shall be considered to be the property of PEB for all purposes, and may be used by PEB without any restriction or condition.

                        (ii) The Escrow Agent shall place the remaining $250,000 balance of the Deposit into an interest bearing account. Said balance of the Deposit and all interest which shall be earned thereon shall be paid to:

                              (1) PEB at such time as the Escrow Agent shall (x) receive written certification from Sarnoff confirming that a fully operational System has been completely "bench" assembled which completely performs the Task in accordance with the specifications annexed to the Agreement which were developed by ABC or by PEB in cooperation with ABC (the "Specifications")

Mr. Brown F. Williams
June 25, 1993
      when applied to a live television signal; and (y) witness a successful demonstration of the System performing the Task on a live television signal. It is anticipated by PEB that such demonstration and confirmation should be forthcoming in or about July, 1993.

                              (2) Grupo Sitt in the event that the conditions set forth in subparagraph (1) hereof shall not have been satisfied on or before October 31, 1993, in which event, Grupo Sitt may elect to terminate the Agreement by delivery of written notice to PEB stating that it has so elected. In the event Grupo Sitt delivers such notice of termination to PEB, PEB shall repay to the Escrow Agent the sum of $250,000 within five business days of the date of PEB's receipt of said notice of termination, and upon the Escrow Agent's receipt of said $250,000, the Agreement shall be deemed to have been automatically terminated.

                  b. $1,500,000 (the "Balance") shall be paid to PEB not later than 21 days after the date upon which Grupo Sitt (x) observes a successful demonstration of the System embodied in a prototype work station performing the Task in accordance with the Specifications when applied to a live television signal; and (y) receives written certification from PEB that such work station is the prototype of a series of substantially identical, fully functional, portable work stations that PEB shall then be making available to all other parties who shall acquire, by license or otherwise, rights to exploit the Technology in other territories (the "Work Station"). It is anticipated by PEB that such demonstration and confirmation should be forthcoming in or about August, 1993. In the event that PEB shall not satisfy the conditions set forth in clauses (x) and (y) of the first sentence of this paragraph 2 b on or before December 31, 1993, Grupo Sitt may elect to terminate the Agreement by delivery of written notice to PEB stating that it has so elected. In such event, PEB shall, within five business days after receipt of such notice, refund the Deposit to the Escrow Agent, and upon the Escrow Agent's receipt thereof, this Agreement shall be deemed to have been automatically terminated.

      Please signify PEB's agreement to the foregoing changes and modifications to the Agreement by signing your name on the line provided at the foot of the enclosed copy of this letter, and

Mr. Brown F. Williams
June 25, 1993
thereafter returning same to Steve Dreyer at Ohrenstein & Brown.


                                        Very truly yours,

                                        Grupo Sitt

                                        By:       /s/Eduardo Sitt
                                            -------------------------------
                                                  Eduardo Sitt

Accepted:

Princeton Electronic Billboard, Inc.


By:  /s/Brown F. Williams
    -------------------------------
     Brown F. Williams, President


The undersigned, in its capacity as the escrow agent identified in the foregoing letter modifying the Agreement, hereby agrees to comply with the provisions thereof pertaining to the escrow and distribution of the Deposit described therein

                                        Ohrenstein & Brown, Esqs.

                                                  /s/Steven D. Dreyer
                                        By:    -------------------------------
                                                  Steven D. Dreyer